Exhibit 107

Calculation of Filing Fee Tables
S-8
CG Oncology, Inc.
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2024 Incentive Award Plan, Common Stock, $0.0001 par value per share	Other	3,227,565	$ 56.63	$ 182,777,005.95	0.0001381	$ 25,241.50
2	Equity	2024 Employee Stock Purchase Plan, Common Stock, $0.0001 par value per share	Other	806,891	$ 48.14	$ 38,843,732.74	0.0001381	$ 5,364.32
Total Offering Amounts:						$ 221,620,738.69		$ 30,605.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 30,605.82
Offering Note

1

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover additional shares of Common Stock, $0.0001 par value per share (“Common Stock”), of CG Oncology, Inc. (the “Registrant”) that become issuable under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 3,227,565 shares of Common Stock that were added to the shares authorized for issuance under the 2024 Plan on January 1, 2026 pursuant to an “evergreen” provision contained in the 2024 Plan. Pursuant to such provision, on January 1st of each year beginning January 1, 2025 through (and including) January 1, 2034, the number of shares available for issuance under the 2024 Plan shall be increased by the number equal to the lesser of (A) 5% of the aggregate number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year and (B) such smaller number of shares of Common Stock as is determined by the Registrant’s compensation committee of the board of directors (the “Compensation Committee”). Prior to January 1, 2026, the Compensation Committee approved an annual increase equal to 4% of the aggregate number of shares of Common Stock outstanding on December 31, 2025 to the 2024 Plan, which is 3,227,565 shares. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 20, 2026.

2

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 806,891 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2024 ESPP on January 1, 2026 pursuant to an “evergreen” provision contained in the 2024 ESPP. Pursuant to such provision, on January 1st of each year beginning on January 1, 2025 through (and including) January 1, 2034, the number of shares available for issuance under the 2024 ESPP shall be increased by the number equal to the lesser of (A) 1% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year and (B) such smaller number of shares of Common Stock as is determined by the Compensation Committee. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 20, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2024 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A